Exhibit 99.1

Bank of Hawai‘i Corporation Third Quarter 2024 Financial Results

•
Diluted Earnings Per Common Share $0.93
•
Total Assets $23.8 Billion and Total Deposits $21.0 Billion at Quarter End
•
Net Income $40.4 Million
•
Net Interest Margin 2.18%
•
Board of Directors Declares Dividend of $0.70 Per Common Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (October 28, 2024) -- Bank of Hawai‘i Corporation (NYSE: BOH) today reported diluted earnings per common share of $0.93 for the third quarter of 2024, compared with diluted earnings per common share of $0.81 in the linked quarter and $1.17 in the same period last year. Net income for the third quarter of 2024 was $40.4 million, up 18.4% from the linked quarter and down 15.8% from the same period last year. The return on average common equity for the third quarter of 2024 was 11.50% compared with 10.41% during the linked quarter and 15.38% during the same period last year.

“For the third quarter 2024, we are pleased to report improved net interest income and noninterest income, alongside controlled expenses and steady loan and deposit performance. Credit remained excellent,” said Peter Ho, Chairman and CEO.

Financial Highlights

Net interest income for the third quarter of 2024 was $117.6 million, an increase of 2.4% from the linked quarter and a decrease of 2.7% as compared to the same period last year. The increase from the previous quarter was primarily due to increases in the average balance and yield on our earning assets, partially offset by increases in the average balance and cost of our interest-bearing liabilities. The decrease from same period last year was primarily due to decreases in the average balance of our earnings assets and higher funding costs, partially offset by higher earning asset yields and lower average balance of our interest-bearing liabilities.

Net interest margin was 2.18% in the third quarter of 2024, an increase of 3 basis points from the linked quarter and an increase of 5 basis points from the same period last year. The increase from the linked quarter was primarily due to higher earning asset yields, partially offset by higher funding costs. The increase from the same period last year was primarily due to higher earning asset yields and lower average balance of our earning assets, partially offset by higher funding costs.

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Bank of Hawai‘i Corporation Third Quarter 2024 Financial Results	Page 2

The average yield on loans and leases was 4.82% in the third quarter of 2024, up 6 basis points from the linked quarter and up 48 basis points from the same period last year. The average yield on total earning assets was 4.06% in the third quarter of 2024, up 7 basis points from the linked quarter and up 34 basis points from the same period last year. The average cost of interest-bearing deposits was 2.52% in the third quarter of 2024, up 6 basis points from the linked quarter and up 57 basis points from the same period last year. The average cost of total deposits, including noninterest-bearing deposits, was 1.87%, up 6 basis points from the linked quarter and up 47 basis points from the same period last year. The changes in yields and rates over the linked quarter and year over year period reflected deposit mix shift and repricing.

Noninterest income was $45.1 million in the third quarter of 2024, an increase of 7.2% from the linked quarter and a decrease of 10.4% from the same period in 2023. Noninterest income in the third quarter of 2023 included a $14.7 million gain from the early termination of private repurchase agreements, partially offset by a $4.6 million net loss related to investment securities sales and a negative $0.8 million adjustment related to a change in the Visa Class B conversion ratio. Adjusted for these items, noninterest income increased by 9.9% from adjusted noninterest income in the same period in 2023. The increase from the same period last year was primarily due to increases in trust and asset management income, and fees, exchange, and other service charges.

Noninterest expense was $107.1 million in the third quarter of 2024, a decrease of 2.0% from the linked quarter and an increase of 1.4% from the same period last year. Noninterest expense in the second quarter of 2024 included an industry-wide FDIC Special Assessment of $2.6 million, separation expenses of $0.8 million and $0.6 million of other expenses that are not expected to recur in 2024. Noninterest expense in the third quarter of 2023 included separation expenses of $2.1 million and extraordinary expenses related to the Maui wildfires of $0.4 million. Adjusted for these items, noninterest expense increased by 1.7% from adjusted noninterest expense in the linked quarter and increased by 3.9% from adjusted noninterest expense in the same period last year.

The effective tax rate for the third quarter of 2024 was 23.33% compared with 24.77% during the linked quarter and 24.76% during the same period last year. The lower effective tax rate in the third quarter of 2024 as compared to the linked quarter was mainly due to a decrease in discrete items and an increase in tax exempt income. The lower effective tax rate in the third quarter of 2024 as compared to the same period last year was primarily due to an increase in tax benefits from low-income housing investments and an increase in tax exempt income.

Asset Quality

The Company’s overall asset quality remained strong during the third quarter of 2024. Provision for credit losses for the third quarter of 2024 was $3.0 million compared with $2.4 million in the linked quarter and $2.0 million in the same period last year.

Total non-performing assets were $19.8 million at September 30, 2024, up $4.6 million from June 30, 2024 and up $8.3 million from September 30, 2023. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.14% at the end of the quarter, an increase of 3 basis points from the linked quarter and an increase of 6 basis points from the same period last year.

Net loan and lease charge-offs during the third quarter of 2024 were $3.8 million or 11 basis points annualized of total average loans and leases outstanding and comprised of gross charge-offs of $5.3 million partially offset by gross recoveries of $1.5 million. Compared to the linked quarter, net loan and lease charge-offs increased by $0.4 million or 1 basis point annualized on total average loans and leases outstanding. Compared to the same period last year, net loan and lease charge-offs increased by $1.8 million or 5 basis points annualized on total average loans and leases outstanding.

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Bank of Hawai‘i Corporation Third Quarter 2024 Financial Results	Page 3

The allowance for credit losses on loans and leases was $147.3 million at September 30, 2024, a decrease of $0.1 million from June 30, 2024 and an increase of $2.1 million from September 30, 2023. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.06% at the end of the quarter, down 1 basis point from the linked quarter and up 2 basis points from the same period last year.

Balance Sheet

Total assets were $23.8 billion at September 30, 2024, an increase of 2.1% from June 30, 2024 and an increase of 1.1% from September 30, 2023. The increase from the prior periods was primarily due to an increase in federal funds sold.

The investment securities portfolio was $7.3 billion at September 30, 2024, an increase of 2.1% from June 30, 2024 and a decrease of 2.9% from September 30, 2023. This linked quarter increase was primarily due to the purchases of $236.1 million of floating rate investment securities partially offset by cashflows from the portfolio. The decrease from the same period last year was primarily due to the sale of $159.1 million of investment securities in the third quarter of 2023 and cashflows from the portfolio, partially offset by the above-mentioned purchase of investment securities in the third quarter of 2024. The investment portfolio remains largely comprised of securities issued by U.S. government agencies and U.S. government-sponsored enterprises.

Total loans and leases were $13.9 billion at September 30, 2024, an increase of 0.6% from June 30, 2024 and flat from September 30, 2023. Total commercial loans were $5.9 billion at September 30, 2024, an increase of 2.0% from June 30, 2024 and an increase of 4.4% from September 30, 2023. The increase from the linked quarter was primarily due to an increase in commercial mortgage portfolio. The increase from the same period last year was primarily due to increases in commercial mortgage, construction and commercial and industrial portfolios. Total consumer loans were $8.0 billion at September 30, 2024, a decrease of 0.3% from the linked quarter and a decrease of 3.1% from the same period last year. The decrease from the linked quarter was primarily due to decreases in our home equity and automobile portfolios, partially offset by an increase in residential mortgage portfolio. The decrease from the same period last year was primarily due to decreases in our residential mortgage, home equity and automobile portfolios.

Total deposits were $21.0 billion at September 30, 2024, an increase of 2.8% from June 30, 2024 and an increase of 0.8% from September 30, 2023. Noninterest-bearing deposits made up 25.8% of total deposit balances at September 30, 2024, down from 26.3% at June 30, 2024 and down from 27.3% at September 30, 2023. Average total deposits were $20.5 billion for the third quarter of 2024, up 0.6% from $20.4 billion in the linked quarter and flat from the same period last year. Insured and uninsured but collateralized deposits represented 58% of total deposit balances at September 30, 2024, down from 59% at June 30, 2024 and flat from September 30, 2023. At the end of the quarter, our readily available liquidity of $10.6 billion exceeded total uninsured and uncollateralized deposits of $8.8 billion.

Capital and Dividends

The Company’s capital levels increased quarter over quarter and remain well above regulatory well-capitalized minimums.

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Bank of Hawai‘i Corporation Third Quarter 2024 Financial Results	Page 4

The Tier 1 Capital Ratio was 14.05% at September 30, 2024 compared with 13.96% at June 30, 2024 and 12.53% at September 30, 2023. The Tier 1 Leverage Ratio was 8.38% at September 30, 2024, up 1 basis point from 8.37% at June 30, 2024 and up 116 basis points from 7.22% at September 30, 2023. The increases from the linked quarter were due to retained earnings growth and partially offset by increases in risk-weighted assets and average total assets. The increases from the same period last year were primarily due to the issuance of $165.0 million of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, at a rate of 8.00% in the second quarter of 2024.

No shares of common stock were repurchased under the share repurchase program in the third quarter of 2024. Total remaining buyback authority under the share repurchase program was $126.0 million at September 30, 2024.

The Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share on the Company’s outstanding common shares. The dividend will be payable on December 13, 2024 to shareholders of record at the close of business on November 29, 2024.

On October 4, 2024, the Company announced that the Board of Directors declared a quarterly dividend payment of $10.94 per share, equivalent to $0.2735 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, and a quarterly dividend payment of $20.00 per share, equivalent to $0.5000 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B. The depositary shares representing the Series A Preferred Stock and Series B Preferred Stock are traded on the NYSE under the symbol “BOH.PRA” and “BOH.PRB”, respectively. The dividends on the Series A Preferred Stock and Series B Preferred Stock will be payable on November 1, 2024 to shareholders of record of the preferred stock as of the close of business on October 17, 2024.

Conference Call Information

The Company will review its second quarter financial results today at 8:00 a.m. Hawai‘i Time (2:00 p.m. Eastern Time). The live call, including a slide presentation, will be accessible on the investor relations link of Bank of Hawai‘i Corporation's website, www.boh.com. The webcast can be accessed via the link: https://register.vevent.com/register/BIe5723fafb08d499d83a299d646fa683d. A replay of the conference call will be available for one year beginning approximately 11:00 a.m. Hawai‘i Time on Monday, October 28, 2024. The replay will be available on the Company's website, www.boh.com.

Investor Announcements

Investors and others should note that the Company intends to announce financial and other information to the Company’s investors using the Company’s investor relations website at https://ir.boh.com, social media channels, press releases, SEC filings and public conference calls and webcasts, all for purposes of complying with the Company’s disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, as information is updated, and new information is posted.

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Bank of Hawai‘i Corporation Third Quarter 2024 Financial Results	Page 5

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that could cause results to be materially different from expectations. Forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations are examples of certain of these forward-looking statements. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawai‘i Corporation's Annual Report on Form 10-K for the year ended December 31, 2023 and its Form 10-Q for fiscal quarters ended March 31, 2024 and June 30, 2024, which were filed with the U.S. Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Bank of Hawai‘i Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawai‘i and the West Pacific. The Company's principal subsidiary, Bank of Hawai‘i, was founded in 1897. For more information about Bank of Hawai‘i Corporation, see the Company’s website, www.boh.com. Bank of Hawai‘i Corporation is a trade name of Bank of Hawaii Corporation.

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Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2024	2024	2023	2024	2023
For the Period:
Operating Results
Net Interest Income	$117,618	$114,846	$120,937	$346,402	$381,240
Provision for Credit Losses	3,000	2,400	2,000	7,400	6,500
Total Noninterest Income	45,110	42,087	50,334	129,482	134,326
Total Noninterest Expense	107,092	109,226	105,601	322,177	321,556
Pre-Provision Net Revenue	55,636	47,707	65,670	153,707	194,010
Net Income	40,358	34,083	47,903	110,832	140,806
Net Income Available to Common Shareholders [1]	36,922	32,114	45,934	103,458	134,899
Basic Earnings Per Common Share	0.94	0.81	1.17	2.62	3.44
Diluted Earnings Per Common Share	0.93	0.81	1.17	2.61	3.42
Dividends Declared Per Common Share	0.70	0.70	0.70	2.10	2.10

Performance Ratios
Return on Average Assets	0.69%	0.59%	0.78%	0.64%	0.78%
Return on Average Shareholders' Equity	9.90	9.53	13.92	9.92	13.91
Return on Average Common Equity	11.50	10.41	15.38	11.04	15.37
Efficiency Ratio [2]	65.81	69.60	61.66	67.70	62.37
Net Interest Margin [3]	2.18	2.15	2.13	2.15	2.27
Dividend Payout Ratio [4]	74.47	86.42	59.83	80.15	61.05
Average Shareholders' Equity to Average Assets	6.95	6.22	5.60	6.42	5.61

Average Balances
Average Loans and Leases	$13,809,977	$13,831,797	$13,903,214	$13,836,760	$13,833,164
Average Assets	23,338,529	23,145,107	24,387,421	23,255,372	24,124,360
Average Deposits	20,484,391	20,358,393	20,492,082	20,462,222	20,314,079
Average Shareholders' Equity	1,621,936	1,438,476	1,365,143	1,492,645	1,353,815

Per Share of Common Stock
Book Value	$33.22	$31.91	$29.78	$33.22	$29.78
Tangible Book Value	32.43	31.12	28.99	32.43	28.99
Market Value
Closing	62.77	57.21	49.69	62.77	49.69
High	70.44	62.53	58.63	73.73	81.73
Low	55.75	54.50	39.02	54.50	30.83

		September 30,	June 30,	December 31,	September 30,
		2024	2024	2023	2023
As of Period End:
Balance Sheet Totals
Loans and Leases		$13,918,583	$13,831,266	$13,965,026	$13,919,491
Total Assets		23,799,174	23,300,768	23,733,296	23,549,785
Total Deposits		20,978,322	20,408,502	21,055,045	20,802,309
Other Debt		558,297	560,136	560,190	560,217
Total Shareholders' Equity		1,665,474	1,612,849	1,414,242	1,363,840

Asset Quality
Non-Performing Assets		$19,781	$15,179	$11,747	$11,519
Allowance for Credit Losses - Loans and Leases		147,331	147,477	146,403	145,263
Allowance to Loans and Leases Outstanding [5]		1.06%	1.07%	1.05%	1.04%

Capital Ratios [6]
Common Equity Tier 1 Capital Ratio [7]		11.66%	11.56%	11.33%	11.29%
Tier 1 Capital Ratio [7]		14.05	13.96	12.56	12.53
Total Capital Ratio [7]		15.11	15.02	13.60	13.56
Tier 1 Leverage Ratio		8.38	8.37	7.51	7.22
Total Shareholders' Equity to Total Assets		7.00	6.92	5.96	5.79
Tangible Common Equity to Tangible Assets [8]		5.42	5.31	5.07	4.90
Tangible Common Equity to Risk-Weighted Assets [7,8]		9.17	8.80	8.45	8.10

Non-Financial Data
Full-Time Equivalent Employees		1,854	1,910	1,899	1,919
Branches		50	50	51	51
ATMs		317	317	318	320

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[3] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[4] Dividend payout ratio is defined as dividends declared per common share divided by basic earnings per common share.
[5] The numerator comprises the Allowance for Credit Losses - Loans and Leases.
[6] Regulatory capital ratios as of September 30, 2024 are preliminary.
[7] Regulatory capital ratios for June 30, 2024 have been updated to reflect final reported ratios.
[8] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures.
Tangible common equity is defined by the Company as common shareholders' equity minus goodwill. See Table 2 "Reconciliation of Non-GAAP Financial Measures".

Bank of Hawai‘i Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2024	2024	2023	2023

Total Shareholders' Equity	$1,665,474	$1,612,849	$1,414,242	$1,363,840
Less: Preferred Stock	345,000	345,000	180,000	180,000
Goodwill	31,517	31,517	31,517	31,517
Tangible Common Equity	$1,288,957	$1,236,332	$1,202,725	$1,152,323

Total Assets	$23,799,174	$23,300,768	$23,733,296	$23,549,785
Less: Goodwill	31,517	31,517	31,517	31,517
Tangible Assets	$23,767,657	$23,269,251	$23,701,779	$23,518,268

Risk-Weighted Assets, determined in accordance
with prescribed regulatory requirements [1,2]	$14,054,698	$14,051,627	$14,226,780	$14,222,825

Total Shareholders' Equity to Total Assets	7.00%	6.92%	5.96%	5.79%
Tangible Common Equity to Tangible Assets (Non-GAAP)	5.42%	5.31%	5.07%	4.90%

Tier 1 Capital Ratio [1,2]	14.05%	13.96%	12.56%	12.53%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1,2]	9.17%	8.80%	8.45%	8.10%

[1] Regulatory capital ratios as of September 30, 2024 are preliminary.
[2] Regulatory capital ratios for June 30, 2024 have been updated to reflect final reported ratios.

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2024	2024	2023	2024	2023
Interest Income
Interest and Fees on Loans and Leases	$166,286	$163,208	$151,245	$488,830	$432,287
Income on Investment Securities
Available-for-Sale	23,257	21,468	23,552	66,482	70,746
Held-to-Maturity	21,107	21,595	22,838	64,838	70,161
Deposits	29	25	18	84	63
Funds Sold	8,951	6,114	12,828	21,192	22,589
Other	1,018	1,120	1,464	3,108	4,182
Total Interest Income	220,648	213,530	211,945	644,534	600,028
Interest Expense
Deposits	96,067	91,542	72,153	276,665	163,726
Securities Sold Under Agreements to Repurchase	993	1,180	4,034	3,616	14,847
Funds Purchased	-	44	-	44	888
Short-Term Borrowings	-	-	-	-	5,713
Other Debt	5,970	5,918	14,821	17,807	33,614
Total Interest Expense	103,030	98,684	91,008	298,132	218,788
Net Interest Income	117,618	114,846	120,937	346,402	381,240
Provision for Credit Losses	3,000	2,400	2,000	7,400	6,500
Net Interest Income After Provision for Credit Losses	114,618	112,446	118,937	339,002	374,740
Noninterest Income
Fees, Exchange, and Other Service Charges	14,945	13,769	13,824	42,837	41,782
Trust and Asset Management	11,916	12,223	10,548	35,328	32,453
Service Charges on Deposit Accounts	8,075	7,730	7,843	23,752	23,167
Bank-Owned Life Insurance	3,533	3,396	2,749	10,285	8,467
Annuity and Insurance	1,460	1,583	1,156	4,089	3,465
Mortgage Banking	1,188	1,028	1,059	3,167	3,239
Investment Securities Losses, Net	(1,103)	(1,601)	(6,734)	(4,201)	(9,836)
Other	5,096	3,959	19,889	14,225	31,589
Total Noninterest Income	45,110	42,087	50,334	129,482	134,326
Noninterest Expense
Salaries and Benefits	58,626	57,033	58,825	173,874	180,088
Net Occupancy	10,806	10,559	10,327	31,821	30,190
Net Equipment	10,120	10,355	9,477	30,578	30,425
Professional Fees	4,725	4,929	3,846	14,331	12,380
Data Processing	4,712	4,745	4,706	14,227	13,888
FDIC Insurance	3,355	7,170	3,361	14,139	9,768
Other	14,748	14,435	15,059	43,207	44,817
Total Noninterest Expense	107,092	109,226	105,601	322,177	321,556
Income Before Provision for Income Taxes	52,636	45,307	63,670	146,307	187,510
Provision for Income Taxes	12,278	11,224	15,767	35,475	46,704
Net Income	$40,358	$34,083	$47,903	$110,832	$140,806
Preferred Stock Dividends	3,436	1,969	1,969	7,375	5,908
Net Income Available to Common Shareholders	$36,922	$32,114	$45,934	$103,457	$134,898
Basic Earnings Per Common Share	$0.94	$0.81	$1.17	$2.62	$3.44
Diluted Earnings Per Common Share	$0.93	$0.81	$1.17	$2.61	$3.42
Dividends Declared Per Common Share	$0.70	$0.70	$0.70	$2.10	$2.10
Basic Weighted Average Common Shares	39,488,187	39,450,551	39,274,626	39,429,815	39,264,450
Diluted Weighted Average Common Shares	39,736,492	39,618,705	39,420,531	39,654,705	39,392,433

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Net Income	$40,358	$34,083	$47,903	$110,832	$140,806
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	38,833	9,052	(18,264)	60,823	(7,205)
Defined Benefit Plans	168	168	84	505	252
Other Comprehensive Income (Loss)	39,001	9,220	(18,180)	61,328	(6,953)
Comprehensive Income	$79,359	$43,303	$29,723	$172,160	$133,853

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Condition				Table 5
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands, except share amounts)	2024	2024	2023	2023
Assets
Interest-Bearing Deposits in Other Banks	$8,287	$3,259	$2,761	$4,676
Funds Sold	992,854	624,089	690,112	386,086
Investment Securities
Available-for-Sale	2,550,324	2,298,092	2,408,933	2,387,324
Held-to-Maturity (Fair Value of $4,072,596; $4,002,122; $4,253,637; and $4,104,469)	4,710,245	4,812,954	4,997,335	5,088,013
Loans Held for Sale	5,048	2,664	3,124	1,450
Loans and Leases	13,918,583	13,831,266	13,965,026	13,919,491
Allowance for Credit Losses	(147,331)	(147,477)	(146,403)	(145,263)
Net Loans and Leases	13,771,252	13,683,789	13,818,623	13,774,228
Total Earning Assets	22,038,010	21,424,847	21,920,888	21,641,777
Cash and Due from Banks	271,622	297,990	308,071	261,464
Premises and Equipment, Net	191,899	192,319	194,855	196,094
Operating Lease Right-of-Use Assets	81,736	84,757	86,110	86,896
Accrued Interest Receivable	66,534	67,554	66,525	65,541
Foreclosed Real Estate	2,667	2,672	2,098	1,040
Mortgage Servicing Rights	19,571	19,954	20,880	21,273
Goodwill	31,517	31,517	31,517	31,517
Bank-Owned Life Insurance	475,263	470,708	462,894	458,260
Other Assets	620,355	708,450	639,458	785,923
Total Assets	$23,799,174	$23,300,768	$23,733,296	$23,549,785

Liabilities
Deposits
Noninterest-Bearing Demand	$5,412,048	$5,371,593	$6,058,554	$5,687,442
Interest-Bearing Demand	3,734,601	3,928,295	3,749,717	3,925,469
Savings	8,663,147	8,207,902	8,189,472	8,530,384
Time	3,168,526	2,900,712	3,057,302	2,659,014
Total Deposits	20,978,322	20,408,502	21,055,045	20,802,309
Securities Sold Under Agreements to Repurchase	100,490	100,490	150,490	150,490
Other Debt	558,297	560,136	560,190	560,217
Operating Lease Liabilities	90,356	93,364	94,693	95,453
Retirement Benefits Payable	22,870	23,142	23,673	26,074
Accrued Interest Payable	40,434	37,278	41,023	33,434
Taxes Payable	1,722	5,289	7,636	6,965
Other Liabilities	341,209	459,718	386,304	511,003
Total Liabilities	22,133,700	21,687,919	22,319,054	22,185,945
Shareholders' Equity
Preferred Stock (Series A, $.01 par value; authorized 180,000 shares issued and outstanding)	180,000	180,000	180,000	180,000
Preferred Stock (Series B, $.01 par value; authorized 165,000 shares issued and outstanding)	165,000	165,000	-	-
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: September 30, 2024 - 58,765,907 / 39,748,304;
June 30, 2024 - 58,765,907 / 39,729,941; December 31, 2023 - 58,755,465 / 39,753,138;
and September 30, 2023 - 58,767,820 / 39,748,700)	585	585	583	583
Capital Surplus	643,620	639,841	636,422	632,425
Accumulated Other Comprehensive Loss	(335,360)	(374,361)	(396,688)	(441,611)
Retained Earnings	2,127,585	2,119,140	2,107,569	2,108,702
Treasury Stock, at Cost (Shares: September 30, 2024 - 19,017,603; June 30, 2024 - 19,035,966;
December 31, 2023 - 19,002,327; and September 30, 2023 - 19,019,120)	(1,115,956)	(1,117,356)	(1,113,644)	(1,116,259)
Total Shareholders' Equity	1,665,474	1,612,849	1,414,242	1,363,840
Total Liabilities and Shareholders' Equity	$23,799,174	$23,300,768	$23,733,296	$23,549,785

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity											Table 6
								Accumulated
	Preferred		Preferred					Other
	Shares	Preferred	Shares	Preferred	Common			Comprehensive
	Series A	Series A	Series B	Series B	Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands, except share amounts)	Outstanding	Stock	Outstanding	Stock	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2023	180,000	$180,000	-	$-	39,753,138	$583	$636,422	$(396,688)	$2,107,569	$(1,113,644)	$1,414,242
Net Income	-	-	-	-	-	-	-	-	110,832	-	110,832
Other Comprehensive Income	-	-	-	-	-	-	-	61,328	-	-	61,328
Share-Based Compensation	-	-	-	-	-	-	11,051	-	-	-	11,051
Preferred Stock Issued, Net	-	-	165,000	165,000	-	-	(4,386)	-	-	-	160,614
Common Stock Issued under Purchase and
Equity Compensation Plans	-	-	-	-	78,753	2	533	-	768	2,829	4,132
Common Stock Repurchased	-	-	-	-	(83,587)	-	-	-	-	(5,141)	(5,141)
Cash Dividends Declared Common Stock ($2.10 per share)	-	-	-	-	-	-	-	-	(84,209)	-	(84,209)
Cash Dividends Declared Preferred Stock	-	-	-	-	-	-	-	-	(7,375)	-	(7,375)
Balance as of September 30, 2024	180,000	$180,000	165,000	$165,000	39,748,304	$585	$643,620	$(335,360)	$2,127,585	$(1,115,956)	$1,665,474

Balance as of December 31, 2022	180,000	$180,000	-	$-	39,835,750	$582	$620,578	$(434,658)	$2,055,912	$(1,105,419)	$1,316,995
Net Income	-	-	-	-	-	-	-	-	140,806	-	140,806
Other Comprehensive Loss	-	-	-	-	-	-	-	(6,953)	-	-	(6,953)
Share-Based Compensation	-	-	-	-	-	-	11,979	-	-	-	11,979
Common Stock Issued under Purchase and
Equity Compensation Plans	-	-	-	-	121,040	1	(132)	-	1,716	3,216	4,801
Common Stock Repurchased	-	-	-	-	(208,090)	-	-	-	-	(14,056)	(14,056)
Cash Dividends Declared Common Stock ($2.10 per share)	-	-	-	-	-	-	-	-	(83,824)	-	(83,824)
Cash Dividends Declared Preferred Stock	-	-	-	-	-	-	-	-	(5,908)	-	(5,908)
Balance as of September 30, 2023	180,000	$180,000	-	$-	39,748,700	$583	$632,425	$(441,611)	$2,108,702	$(1,116,259)	$1,363,840

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
(dollars in millions)	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.0	$0.0	2.89%	$4.3	$0.0	2.40%	$2.9	$0.0	2.40%
Funds Sold	663.8	9.0	5.28	455.8	6.1	5.31	944.8	12.8	5.31
Investment Securities
Available-for-Sale
Taxable	2,430.0	23.0	3.80	2,308.3	21.5	3.73	2,605.4	23.5	3.60
Non-Taxable	11.8	0.2	6.63	1.6	0.0	2.01	3.5	0.0	3.21
Held-to-Maturity
Taxable	4,735.5	21.0	1.77	4,837.2	21.4	1.77	5,118.6	22.7	1.77
Non-Taxable	34.4	0.2	2.10	34.6	0.2	2.10	35.0	0.2	2.10
Total Investment Securities	7,211.7	44.4	2.46	7,181.7	43.1	2.40	7,762.5	46.4	2.39
Loans Held for Sale	3.8	0.1	6.13	1.4	0.0	6.30	3.8	0.1	6.28
Loans and Leases [3]
Commercial and Industrial	1,658.1	22.6	5.43	1,683.2	22.3	5.34	1,515.0	18.9	4.96
Paycheck Protection Program	7.2	0.0	1.42	9.5	0.1	2.24	13.1	0.0	1.32
Commercial Mortgage	3,744.6	52.0	5.51	3,723.6	51.6	5.57	3,792.6	51.1	5.35
Construction	357.3	7.1	7.95	321.3	6.3	7.85	241.9	3.7	6.09
Commercial Lease Financing	59.6	0.4	2.58	59.3	0.3	2.28	62.6	0.3	1.84
Residential Mortgage	4,593.7	46.4	4.03	4,595.2	45.6	3.97	4,715.3	42.8	3.62
Home Equity	2,206.9	22.4	4.04	2,231.7	21.8	3.92	2,283.5	20.1	3.49
Automobile	795.7	9.4	4.72	813.5	9.1	4.52	868.0	8.2	3.75
Other [4]	386.9	6.9	7.13	394.5	6.8	6.95	411.2	6.5	6.24
Total Loans and Leases	13,810.0	167.2	4.82	13,831.8	163.9	4.76	13,903.2	151.6	4.34
Other	63.2	0.9	6.43	62.5	1.2	7.18	91.6	1.5	6.40
Total Earning Assets	21,756.5	221.7	4.06	21,537.5	214.3	3.99	22,708.8	212.4	3.72
Cash and Due from Banks	258.8			233.4			289.8
Other Assets	1,323.2			1,374.2			1,388.8
Total Assets	$23,338.5			$23,145.1			$24,387.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,775.6	8.9	0.94	$3,788.5	8.8	0.94	$3,929.7	6.6	0.67
Savings	8,402.9	55.7	2.63	8,259.2	52.0	2.53	7,952.6	39.1	1.95
Time	3,008.7	31.5	4.17	2,935.9	30.7	4.20	2,767.8	26.5	3.79
Total Interest-Bearing Deposits	15,187.2	96.1	2.52	14,983.6	91.5	2.46	14,650.1	72.2	1.95
Funds Purchased	0.0	0.0	5.40	3.2	0.0	5.37	-	-	-
Short-Term Borrowings	0.0	0.0	5.40	0.0	0.0	5.40	-	-	-
Securities Sold Under Agreements to Repurchase	100.5	1.0	3.87	121.9	1.2	3.83	528.5	4.0	2.99
Other Debt	560.1	5.9	4.24	560.2	6.0	4.25	1,365.7	14.8	4.31
Total Interest-Bearing Liabilities	15,847.8	103.0	2.59	15,668.9	98.7	2.53	16,544.3	91.0	2.18
Net Interest Income		$118.7			$115.6			$121.4
Interest Rate Spread			1.47%			1.46%			1.54%
Net Interest Margin			2.18%			2.15%			2.13%
Noninterest-Bearing Demand Deposits	5,297.2			5,374.8			5,842.0
Other Liabilities	571.6			662.9			636.0
Shareholders' Equity	1,621.9			1,438.5			1,365.1
Total Liabilities and Shareholders' Equity	$23,338.5			$23,145.1			$24,387.4

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $1.0 million, $774 thousand, and $437 thousand for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
[3] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[4] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]					Table 7b
	Nine Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2023
	Average	Income /	Yield /	Average	Income /	Yield /
(dollars in millions)	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.3	$0.1	2.59%	$3.2	$0.1	2.60%
Funds Sold	525.7	21.2	5.30	582.7	22.6	5.11
Investment Securities
Available-for-Sale
Taxable	2,373.1	66.4	3.73	2,721.5	70.6	3.46
Non-Taxable	5.0	0.2	5.59	7.6	0.2	4.22
Held-to-Maturity
Taxable	4,832.9	64.4	1.78	5,227.8	69.7	1.78
Non-Taxable	34.6	0.5	2.10	35.2	0.6	2.10
Total Investment Securities	7,245.6	131.5	2.42	7,992.1	141.1	2.36
Loans Held for Sale	2.5	0.1	6.16	2.7	0.1	5.82
Loans and Leases [3]
Commercial and Industrial	1,664.5	67.0	5.38	1,461.2	52.7	4.82
Paycheck Protection Program	9.1	0.1	1.70	14.8	0.2	1.70
Commercial Mortgage	3,728.3	153.9	5.52	3,781.7	145.6	5.15
Construction	329.0	19.0	7.71	256.2	11.1	5.81
Commercial Lease Financing	59.1	1.0	2.25	64.9	0.5	1.11
Residential Mortgage	4,613.0	137.0	3.96	4,695.4	123.8	3.51
Home Equity	2,229.5	65.3	3.91	2,265.2	57.3	3.38
Automobile	813.3	27.5	4.51	873.0	23.2	3.55
Other [4]	391.0	20.2	6.91	420.8	19.0	6.04
Total Loans and Leases	13,836.8	491.0	4.74	13,833.2	433.4	4.19
Other	62.6	3.1	6.61	84.6	4.1	6.59
Total Earning Assets	21,677.5	647.0	3.98	22,498.5	601.4	3.57
Cash and Due from Banks	244.4			308.4
Other Assets	1,333.5			1,317.5
Total Assets	$23,255.4			$24,124.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,776.1	25.4	0.90	$4,060.0	19.3	0.64
Savings	8,264.9	157.1	2.54	7,876.1	86.3	1.46
Time	3,008.6	94.2	4.18	2,288.2	58.1	3.40
Total Interest-Bearing Deposits	15,049.6	276.7	2.46	14,224.3	163.7	1.54
Funds Purchased	1.1	0.0	5.37	24.8	0.9	4.72
Short-Term Borrowings	0.0	0.0	5.40	152.4	5.7	4.94
Securities Sold Under Agreements to Repurchase	124.2	3.6	3.82	659.1	14.8	2.97
Other Debt	560.2	17.8	4.25	1,043.6	33.7	4.31
Total Interest-Bearing Liabilities	15,735.1	298.1	2.53	16,104.2	218.8	1.81
Net Interest Income		$348.8			$382.6
Interest Rate Spread			1.45%			1.76%
Net Interest Margin			2.15%			2.27%
Noninterest-Bearing Demand Deposits	5,412.6			6,089.8
Other Liabilities	615.1			576.6
Shareholders' Equity	1,492.6			1,353.8
Total Liabilities and Shareholders' Equity	$23,255.4			$24,124.4

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $2.5 million and $1.4 million for the nine months ended September 30, 2024 and September 30, 2023, respectively.
[3] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[4] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended September 30, 2024
	Compared to June 30, 2024
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.0)	$0.0	$0.0
Funds Sold	3.0	(0.0)	2.9
Investment Securities
Available-for-Sale
Taxable	1.2	0.3	1.5
Non-Taxable	0.1	0.1	0.2
Held-to-Maturity
Taxable	(0.4)	0.1	(0.4)
Non-Taxable	(0.0)	(0.0)	(0.0)
Total Investment Securities	0.9	0.4	1.3
Loans Held for Sale	0.0	(0.0)	0.0
Loans and Leases
Commercial and Industrial	(0.2)	0.5	0.3
Paycheck Protection Program	(0.1)	(0.0)	(0.1)
Commercial Mortgage	0.5	(0.1)	0.4
Construction	0.8	(0.0)	0.8
Commercial Lease Financing	0.1	0.0	0.1
Residential Mortgage	(0.0)	0.8	0.8
Home Equity	(0.2)	0.8	0.6
Automobile	(0.2)	0.5	0.3
Other [2]	(0.1)	0.2	0.1
Total Loans and Leases	0.6	2.8	3.3
Other	(0.0)	(0.3)	(0.3)
Total Change in Interest Income	4.5	2.9	7.4

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	0.0	0.1
Savings	1.1	2.6	3.7
Time	1.0	(0.2)	0.9
Total Interest-Bearing Deposits	2.2	2.4	4.6
Funds Purchased	(0.0)	0.0	(0.0)
Short-Term Borrowings	(0.0)	-	(0.0)
Securities Sold Under Agreements to Repurchase	(0.2)	0.0	(0.2)
Other Debt	0.0	(0.1)	(0.0)
Total Change in Interest Expense	1.9	2.4	4.3

Change in Net Interest Income	$2.5	$0.5	$3.0

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended September 30, 2024
	Compared to September 30, 2023
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$0.0	$0.0	$0.0
Funds Sold	(3.8)	0.0	(3.8)
Investment Securities
Available-for-Sale
Taxable	(1.7)	1.2	(0.5)
Non-Taxable	0.1	0.1	0.2
Held-to-Maturity
Taxable	(1.7)	(0.0)	(1.7)
Non-Taxable	(0.0)	(0.0)	(0.0)
Total Investment Securities	(3.3)	1.3	(2.0)
Loans Held for Sale	0.0	(0.0)	(0.0)
Loans and Leases
Commercial and Industrial	1.8	1.9	3.7
Paycheck Protection Program	(0.0)	0.0	(0.0)
Commercial Mortgage	(0.6)	1.5	0.9
Construction	2.1	1.3	3.4
Commercial Lease Financing	0.0	0.1	0.1
Residential Mortgage	(1.1)	4.7	3.6
Home Equity	(0.7)	3.0	2.3
Automobile	(0.7)	1.9	1.2
Other [2]	(0.5)	0.9	0.4
Total Loans and Leases	0.3	15.3	15.6
Other	(0.5)	0.0	(0.5)
Total Change in Interest Income	(7.3)	16.6	9.3

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.3)	2.6	2.3
Savings	2.3	14.3	16.6
Time	2.4	2.6	5.0
Total Interest-Bearing Deposits	4.4	19.5	23.9
Securities Sold Under Agreements to Repurchase	(4.0)	1.0	(3.0)
Other Debt	(8.7)	(0.2)	(8.9)
Total Change in Interest Expense	(8.3)	20.3	12.0

Change in Net Interest Income	$1.0	$(3.7)	$(2.7)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Nine Months Ended September 30, 2024
	Compared to September 30, 2023
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$0.0	$(0.0)	$0.0
Funds Sold	(2.2)	0.8	(1.4)
Investment Securities
Available-for-Sale
Taxable	(9.4)	5.2	(4.2)
Non-Taxable	(0.1)	0.1	-
Held-to-Maturity
Taxable	(5.2)	(0.1)	(5.3)
Non-Taxable	(0.0)	(0.1)	(0.1)
Total Investment Securities	(14.7)	5.1	(9.6)
Loans Held for Sale	(0.0)	0.0	-
Loans and Leases
Commercial and Industrial	7.8	6.5	14.3
Paycheck Protection Program	(0.1)	(0.0)	(0.1)
Commercial Mortgage	(2.1)	10.4	8.3
Construction	3.6	4.3	7.9
Commercial Lease Financing	(0.0)	0.5	0.5
Residential Mortgage	(2.2)	15.4	13.2
Home Equity	(0.9)	8.9	8.0
Automobile	(1.6)	5.9	4.3
Other [2]	(1.4)	2.6	1.2
Total Loans and Leases	3.1	54.5	57.6
Other	(1.1)	0.1	(1.0)
Total Change in Interest Income	(14.9)	60.5	45.6

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(1.4)	7.5	6.1
Savings	4.5	66.3	70.8
Time	20.8	15.3	36.1
Total Interest-Bearing Deposits	23.9	89.1	113.0
Funds Purchased	(1.0)	0.1	(0.9)
Short-Term Borrowings	(6.2)	0.5	(5.7)
Securities Sold Under Agreements to Repurchase	(14.6)	3.4	(11.2)
Other Debt	(15.4)	(0.5)	(15.9)
Total Change in Interest Expense	(13.3)	92.6	79.3

Change in Net Interest Income	$(1.6)	$(32.1)	$(33.7)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Salaries	$38,993	$38,662	$39,426	$115,686	$116,005
Incentive Compensation	5,086	3,109	2,956	11,285	9,937
Retirement and Other Benefits	3,692	3,961	3,809	11,952	13,186
Medical, Dental, and Life Insurance	3,512	3,211	2,835	9,935	10,267
Share-Based Compensation	3,364	3,296	4,072	10,459	11,327
Payroll Taxes	2,839	3,070	2,921	10,639	12,079
Commission Expense	979	939	676	2,490	2,098
Separation Expense	161	785	2,130	1,428	5,189
Total Salaries and Benefits	$58,626	$57,033	$58,825	$173,874	$180,088

Bank of Hawai‘i Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Commercial
Commercial Mortgage	$3,868,566	$3,741,140	$3,715,032	$3,749,016	$3,784,339
Commercial and Industrial	1,675,347	1,691,441	1,669,482	1,652,699	1,569,572
Construction	319,150	315,571	323,069	304,463	251,507
Lease Financing	60,665	59,388	57,817	59,939	61,522
Paycheck Protection Program	6,346	7,997	10,177	11,369	12,529
Total Commercial	5,930,074	5,815,537	5,775,577	5,777,486	5,679,469
Consumer
Residential Mortgage	4,622,677	4,595,586	4,616,900	4,684,171	4,699,140
Home Equity	2,195,844	2,221,073	2,240,946	2,264,827	2,285,974
Automobile	786,910	806,240	825,854	837,830	856,113
Other [1]	383,078	392,830	394,560	400,712	398,795
Total Consumer	7,988,509	8,015,729	8,078,260	8,187,540	8,240,022
Total Loans and Leases	$13,918,583	$13,831,266	$13,853,837	$13,965,026	$13,919,491
[1] Comprised of other revolving credit, installment, and lease financing.

Deposits
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Consumer	$10,340,466	$10,382,432	$10,429,004	$10,319,809	$10,036,261
Commercial	8,356,239	7,995,618	8,323,330	8,601,224	8,564,536
Public and Other	2,281,617	2,030,452	1,924,252	2,134,012	2,201,512
Total Deposits	$20,978,322	$20,408,502	$20,676,586	$21,055,045	$20,802,309

Average Deposits
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Consumer	$10,345,772	$10,379,724	$10,313,730	$10,092,727	$9,963,690
Commercial	8,207,310	8,188,685	8,334,540	8,581,426	8,288,891
Public and Other	1,931,309	1,789,984	1,895,370	2,029,917	2,239,501
Total Deposits	$20,484,391	$20,358,393	$20,543,640	$20,704,070	$20,492,082

Bank of Hawai‘i Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$6,218	$3,681	$13	$39	$43
Commercial Mortgage	2,680	2,601	2,714	2,884	2,996
Total Commercial	8,898	6,282	2,727	2,923	3,039
Consumer
Residential Mortgage	4,269	2,998	3,199	2,935	3,706
Home Equity	3,947	3,227	3,240	3,791	3,734
Total Consumer	8,216	6,225	6,439	6,726	7,440
Total Non-Accrual Loans and Leases	17,114	12,507	9,166	9,649	10,479
Foreclosed Real Estate	2,667	2,672	2,672	2,098	1,040
Total Non-Performing Assets	$19,781	$15,179	$11,838	$11,747	$11,519

Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$4,421	$4,524	$3,378	$3,814	$3,519
Home Equity	1,980	2,025	1,580	1,734	2,172
Automobile	580	568	517	399	393
Other [1]	554	733	872	648	643
Total Consumer	7,535	7,850	6,347	6,595	6,727
Total Accruing Loans and Leases Past Due 90 Days or More	$7,535	$7,850	$6,347	$6,595	$6,727
Total Loans and Leases	$13,918,583	$13,831,266	$13,853,837	$13,965,026	$13,919,491

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.12%	0.09%	0.07%	0.07%	0.08%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.14%	0.11%	0.09%	0.08%	0.08%

Ratio of Non-Performing Assets to Total Assets	0.08%	0.07%	0.05%	0.05%	0.05%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.15%	0.11%	0.05%	0.05%	0.05%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.14%	0.11%	0.11%	0.11%	0.10%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.20%	0.17%	0.13%	0.13%	0.13%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$15,179	$11,838	$11,747	$11,519	$11,477
Additions	5,557	5,257	1,652	2,683	1,318
Reductions
Payments	(734)	(844)	(921)	(2,018)	(1,017)
Return to Accrual Status	(81)	(1,018)	(617)	(437)	(259)
Charge-offs / Write-downs	(140)	(54)	(23)	-	-
Total Reductions	(955)	(1,916)	(1,561)	(2,455)	(1,276)
Balance at End of Quarter	$19,781	$15,179	$11,838	$11,747	$11,519

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Balance at Beginning of Period	$151,155	$152,148	$151,702	$152,429	$151,247

Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(1,021)	(875)	(294)	(2,256)	(758)
Consumer
Residential Mortgage	-	(48)	-	(48)	(6)
Home Equity	(125)	(202)	(13)	(362)	(68)
Automobile	(1,651)	(1,095)	(1,353)	(3,794)	(4,309)
Other [1]	(2,539)	(2,610)	(1,957)	(7,461)	(6,296)
Total Loans and Leases Charged-Off	(5,336)	(4,830)	(3,617)	(13,921)	(11,437)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	66	263	72	445	225
Consumer
Residential Mortgage	48	63	69	153	188
Home Equity	318	113	131	615	893
Automobile	552	481	721	1,559	2,170
Other [1]	522	517	575	1,645	1,867
Total Recoveries on Loans and Leases Previously Charged-Off	1,506	1,437	1,568	4,417	5,343
Net Charged-Off - Loans and Leases	(3,830)	(3,393)	(2,049)	(9,504)	(6,094)
Provision for Credit Losses:
Loans and Leases	3,684	3,206	1,945	10,432	6,918
Unfunded Commitments	(684)	(806)	55	(3,032)	(418)
Total Provision for Credit Losses	3,000	2,400	2,000	7,400	6,500
Balance at End of Period	$150,325	$151,155	$151,653	$150,325	$151,653

Components
Allowance for Credit Losses - Loans and Leases	$147,331	$147,477	$145,263	$147,331	$145,263
Reserve for Unfunded Commitments	2,994	3,678	6,390	2,994	6,390
Total Reserve for Credit Losses	$150,325	$151,155	$151,653	$150,325	$151,653

Average Loans and Leases Outstanding	$13,809,977	$13,831,797	$13,903,214	$13,836,760	$13,833,164

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.11%	0.10%	0.06%	0.09%	0.06%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding [2]	1.06%	1.07%	1.04%	1.06%	1.04%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] The numerator comprises the Allowance for Credit Losses - Loans and Leases.

Bank of Hawai‘i Corporation and Subsidiaries
Business Segments Selected Financial Information				Table 13a
	Consumer	Commercial	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	and Other	Total
Three Months Ended September 30, 2024
Net Interest Income (Expense)	$97,919	$50,556	$(30,857)	$117,618
Provision for Credit Losses	3,058	772	(830)	3,000
Net Interest Income (Expense) After Provision for Credit Losses	94,861	49,784	(30,027)	114,618
Noninterest Income	34,133	7,786	3,191	45,110
Noninterest Expense	(84,712)	(18,825)	(3,555)	(107,092)
Income (Loss) Before Income Taxes	44,282	38,745	(30,391)	52,636
Provision for Income Taxes	(11,289)	(9,816)	8,827	(12,278)
Net Income (Loss)	$32,993	$28,929	$(21,564)	$40,358
Total Assets as of September 30, 2024	$8,308,389	$5,952,321	$9,538,464	$23,799,174

Three Months September 30, 2023 [1]
Net Interest Income (Expense)	$98,984	$52,066	$(30,113)	$120,937
Provision for Credit Losses	1,974	74	(48)	2,000
Net Interest Income (Expense) After Provision for Credit Losses	97,010	51,992	(30,065)	118,937
Noninterest Income	31,027	8,483	10,824	50,334
Noninterest Expense	(81,377)	(18,937)	(5,287)	(105,601)
Income (Loss) Before Income Taxes	46,660	41,538	(24,528)	63,670
Provision for Income Taxes	(12,073)	(10,523)	6,829	(15,767)
Net Income (Loss)	$34,587	$31,015	$(17,699)	$47,903
Total Assets as of September 30, 2023	$8,584,796	$5,719,577	$9,245,412	$23,549,785

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawai‘i Corporation and Subsidiaries
Business Segments Selected Financial Information				Table 13b
	Consumer	Commercial	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	and Other	Total
Nine Months Ended September 30, 2024
Net Interest Income (Expense)	$293,118	$152,934	$(99,650)	$346,402
Provision for Credit Losses	8,218	1,239	(2,057)	7,400
Net Interest Income (Expense) After Provision for Credit Losses	284,900	151,695	(97,593)	339,002
Noninterest Income	99,768	21,278	8,436	129,482
Noninterest Expense	(254,428)	(55,478)	(12,271)	(322,177)
Income (Loss) Before Income Taxes	130,240	117,495	(101,428)	146,307
Provision for Income Taxes	(33,154)	(29,711)	27,390	(35,475)
Net Income (Loss)	$97,086	$87,784	$(74,038)	$110,832
Total Assets as of September 30, 2024	$8,308,389	$5,952,321	$9,538,464	$23,799,174

Nine Months Ended September 30, 2023 [1]
Net Interest Income (Expense)	$293,681	$159,864	$(72,305)	$381,240
Provision for Credit Losses	6,035	59	406	6,500
Net Interest Income (Expense) After Provision for Credit Losses	287,646	159,805	(72,711)	374,740
Noninterest Income	94,126	25,072	15,128	134,326
Noninterest Expense	(247,543)	(58,528)	(15,485)	(321,556)
Income (Loss) Before Income Taxes	134,229	126,349	(73,068)	187,510
Provision for Income Taxes	(34,566)	(31,345)	19,207	(46,704)
Net Income (Loss)	$99,663	$95,004	$(53,861)	$140,806
Total Assets as of September 30, 2023	$8,584,796	$5,719,577	$9,245,412	$23,549,785

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawai‘i Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share amounts)	2024	2024	2024	2023	2023
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$166,286	$163,208	$159,336	$158,324	$151,245
Income on Investment Securities
Available-for-Sale	23,257	21,468	21,757	22,782	23,552
Held-to-Maturity	21,107	21,595	22,136	22,589	22,838
Deposits	29	25	30	23	18
Funds Sold	8,951	6,114	6,127	5,705	12,828
Other	1,018	1,120	970	924	1,464
Total Interest Income	220,648	213,530	210,356	210,347	211,945
Interest Expense
Deposits	96,067	91,542	89,056	87,121	72,153
Securities Sold Under Agreements to Repurchase	993	1,180	1,443	1,459	4,034
Funds Purchased	-	44	-	-	-
Other Debt	5,970	5,918	5,919	5,982	14,821
Total Interest Expense	103,030	98,684	96,418	94,562	91,008
Net Interest Income	117,618	114,846	113,938	115,785	120,937
Provision for Credit Losses	3,000	2,400	2,000	2,500	2,000
Net Interest Income After Provision for Credit Losses	114,618	112,446	111,938	113,285	118,937
Noninterest Income
Fees, Exchange, and Other Service Charges	14,945	13,769	14,123	13,774	13,824
Trust and Asset Management	11,916	12,223	11,189	11,144	10,548
Service Charges on Deposit Accounts	8,075	7,730	7,947	7,949	7,843
Bank-Owned Life Insurance	3,533	3,396	3,356	3,176	2,749
Annuity and Insurance	1,460	1,583	1,046	1,271	1,156
Mortgage Banking	1,188	1,028	951	1,016	1,059
Investment Securities Losses, Net	(1,103)	(1,601)	(1,497)	(1,619)	(6,734)
Other	5,096	3,959	5,170	5,572	19,889
Total Noninterest Income	45,110	42,087	42,285	42,283	50,334
Noninterest Expense
Salaries and Benefits	58,626	57,033	58,215	53,991	58,825
Net Occupancy	10,806	10,559	10,456	9,734	10,327
Net Equipment	10,120	10,355	10,103	9,826	9,477
Professional Fees	4,725	4,929	4,677	5,079	3,846
Data Processing	4,712	4,745	4,770	4,948	4,706
FDIC Insurance	3,355	7,170	3,614	18,545	3,361
Other	14,748	14,435	14,024	13,839	15,059
Total Noninterest Expense	107,092	109,226	105,859	115,962	105,601
Income Before Provision for Income Taxes	52,636	45,307	48,364	39,606	63,670
Provision for Income Taxes	12,278	11,224	11,973	9,210	15,767
Net Income	$40,358	$34,083	$36,391	$30,396	$47,903
Preferred Stock Dividends	3,436	1,969	1,969	1,969	1,969
Net Income Available to Common Shareholders	$36,922	$32,114	$34,422	$28,427	$45,934

Basic Earnings Per Common Share	$0.94	$0.81	$0.87	$0.72	$1.17
Diluted Earnings Per Common Share	$0.93	$0.81	$0.87	$0.72	$1.17

Balance Sheet Totals
Loans and Leases	$13,918,583	$13,831,266	$13,853,837	$13,965,026	$13,919,491
Total Assets	23,799,174	23,300,768	23,420,860	23,733,296	23,549,785
Total Deposits	20,978,322	20,408,502	20,676,586	21,055,045	20,802,309
Total Shareholders' Equity	1,665,474	1,612,849	1,435,977	1,414,242	1,363,840

Performance Ratios
Return on Average Assets	0.69%	0.59%	0.63%	0.51%	0.78%
Return on Average Shareholders' Equity	9.90	9.53	10.34	8.86	13.92
Return on Average Common Equity	11.50	10.41	11.20	9.55	15.38
Efficiency Ratio [1]	65.81	69.60	67.76	73.36	61.66
Net Interest Margin [2]	2.18	2.15	2.11	2.13	2.13

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawai‘i Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eight Months Ended		Year Ended
(dollars in millions; jobs in thousands)	August 31, 2024		December 31, 2023		December 31, 2022
Hawaii Economic Trends
State General Fund Revenues [1]	$6,568.2	1.5%	$9,504.1	0.7%	$9,441.3	16.0%
General Excise and Use Tax Revenue [1]	3,094.1	2.2	4,474.1	4.9	4,263.4	18.3
Jobs [2]	651.1		655.2		653.3

				September 30,	December 31,
				2024	2023	2022
Unemployment, seasonally adjusted [2]
Statewide				2.9%	3.0%	3.2%
Honolulu County				2.8	2.6	3.1
Hawaii County				3.2	2.8	3.5
Maui County				2.5	6.2	3.5
Kauai County				3.5	2.5	3.1

			September 30,	December 31,
(1-year percentage change, except months of inventory)			2024	2023	2022	2021
Housing Trends (Single Family Oahu) [3]
Median Home Price			4.8%	(5.0)%	11.6%	19.3%
Home Sales Volume (units)			5.8%	(26.3)%	(23.2)%	17.9%
Months of Inventory			3.4	2.8	2.1	0.8

			Monthly Visitor Arrivals,		Percentage Change
(in thousands, except percent change)			Not Seasonally Adjusted		from Previous Year
Tourism [4]
August 31, 2024				819.2		6.9%
July 31, 2024				925.3		(0.5)
June 30, 2024				872.6		(1.5)
May 31, 2024				757.8		(4.1)
April 30, 2024				721.9		(10.5)
March 31, 2024				843.5		(5.5)
February 29, 2024				752.7		2.6
January 31, 2024				745.6		(3.8)
December 31, 2023				845.6		(1.5)
November 30, 2023				720.3		0.2
October 31, 2023				700.3		(3.7)
September 30, 2023				643.1		(7.1)
August 31, 2023				766.0		(7.7)
July 31, 2023				929.4		1.2
June 30, 2023				886.0		5.3
May 31, 2023				790.5		2.1
April 30, 2023				806.2		(0.4)
March 31, 2023				892.2		13.6
February 28, 2023				733.6		17.6
January 31, 2023				775.1		36.7
December 31, 2022				858.3		14.0
November 30, 2022				719.0		17.1
October 31, 2022				727.4		32.1
September 30, 2022				692.2		37.2
August 31, 2022				829.8		14.8

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U.S. Bureau of Labor Statistics
[3] Source: Honolulu Board of Realtors
[4] Source: Hawaii Tourism Authority